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                                  EXHIBIT 21.1
              LIST OF SUBSIDIARIES OF U.S. FRANCHISE SYSTEMS, INC.


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SUBSIDIARY                                           STATE OF INCORPORATION/ORGANIZATION
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
Microtel Inns and Suites Franchising, Inc.           Georgia

Hawthorn Suites Franchising, Inc.                    Georgia

Microtel Inns Realty Corp.                           Georgia

Microtel International, Inc.                         Georgia

U.S. Funding Corp.                                   Georgia

U.S. Franchise Capital, Inc.                         Georgia

USFS Equity, LLC                                     Delaware

Tempe Inns Realty Corp.                              Georgia

Chandler Inns Realty Corp.                           Georgia

HSA Properties, LLC                                  Delaware

Best Acquisition, Inc.                               Georgia

USFS Management, Inc.                                Georgia

Best Franchising, Inc.                               Georgia

Hawthorn International, Inc.                         Georgia
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